EXHIBIT 10.21
AVON PRODUCTS, INC.
2010 STOCK INCENTIVE PLAN
PERFORMANCE CONTINGENT
RESTRICTED STOCK UNIT AWARD AGREEMENT
1.Grant of Performance Contingent Restricted Stock Unit Award. Pursuant to the provisions of its 2010 Stock Incentive Plan (the “Plan”), Avon Products, Inc. (the “Company”) has awarded you (the “Grantee”) Performance Contingent Restricted Stock Units (the “PRSUs”), representing the right to receive in the future shares of Stock (the “Shares”) as set forth in the Grantee's grant notification. These PRSUs are subject to the terms and conditions set forth below, as well as those terms and conditions set forth in the Plan, all of which are hereby incorporated by this reference. All capitalized terms used in this Performance Contingent Restricted Stock Unit Award Agreement (this “Agreement”) shall have the meaning set forth in the Plan unless otherwise defined herein.

2.Nature of PRSUs; Issuance of Shares. These PRSUs represent a right to receive Shares on the Settlement Date (as defined below) but do not represent a current interest in the Shares. If all the terms and conditions hereof and of the Plan are met, then the Grantee shall be issued Shares on the Settlement Date. In lieu of issuance of Shares, the Company reserves the right to instead make a cash payment to the Grantee equal to the Fair Market Value of the Shares determined as of the Settlement Date. The future value of the underlying Shares is unknown and cannot be predicted with certainty. The Company is not liable for any decrease of value of the Company's Shares.

3.Restrictions on Transfer of PRSUs. These PRSUs may not be sold, tendered, assigned, transferred, pledged or otherwise encumbered.

4.Vesting of PRSUs; Voting; Dividends
(a)Subject to Section 5, vesting of the PRSUs shall occur on the date set forth in the Grantee's grant notification (such date the “Vesting Date”), which is the end of the relevant performance period, and settlement shall occur on the date set forth in the Grantee's grant notification (such date the “Settlement Date”), which is the “annual grant” settlement date, as specified by the Company. Subject to Section 5, vesting and settlement are contingent upon: (i) the Grantee being employed by the Company or any of its Subsidiaries on the Vesting Date; and (ii) satisfaction by the Company of performance measures set forth in the grant notification (the “Performance Measures”).

(b)The Grantee does not have the right to vote any of the Shares or the right to receive dividends on them prior to the date such Shares are issued to the Grantee pursuant to the terms hereof.

2.Separation from Service
(a)Separation from Service by the Company without Cause. If the Grantee incurs an involuntary Separation from Service by the Company (and/or, if applicable, by any Subsidiary by whom the Grantee is employed) other than for Cause on or after January 1 of the year following the date of grant (the “Grant Date”) and the Grantee will not be eligible for Retirement at the end of the salary continuation period for which the Grantee is eligible under a severance pay plan of the Company or any of its Subsidiaries or some other agreement between the Grantee and the Company or any of its Subsidiaries (as if the Grantee made any available election under such plan or agreement to extend the salary continuation period by the maximum period available to such Grantee), in either case as in effect on the date hereof (disregarding any actual election made under such plan or agreement), then, provided that the Company has satisfied the Performance Measures as of the Vesting Date, a pro-rata portion of the PRSUs referred to in Section 4(a) above shall become vested and the pro-rata number of such Shares shall be issued to the Grantee on the Settlement Date. The number of Shares that vest shall be determined by multiplying the full number of Shares subject to the PRSUs by a fraction, which shall be the number of complete months from the beginning of the performance period to which the Performance Measures relate to the date of the Separation from Service (typically the last day of active employment), divided by the number of months from the beginning of the performance period to which the Performance Measures relate to the Vesting Date.

(b)Separation from Service due to Retirement. If the Grantee incurs a voluntary Separation from Service due to Retirement on or after January 1 of the year following the Grant Date, or the Grantee incurs an involuntary Separation from Service by the Company (and/or, if applicable, by any Subsidiary by whom the Grantee is employed) other than for Cause on or after January 1 of the year following the Grant Date and the Grantee will be eligible for Retirement at the end of the salary continuation period for which the Grantee is eligible under a severance pay plan of the Company or any of its Subsidiaries or some other agreement between the Grantee and the Company or any of its Subsidiaries (as if the Grantee made any available election under such plan or agreement to extend the salary continuation period by the maximum period available to such Grantee), in either case as in effect on the date hereof (disregarding any actual election made under such plan or agreement), then, provided that the Company has satisfied the Performance Measures as of the Vesting Date, a pro-rata portion of the PRSUs referred to in Section 4(a) above shall become vested and the pro-rata number of such Shares shall be issued to the Grantee on the Settlement Date. The number of Shares that vest shall be determined by multiplying the full number of Shares subject to the PRSUs by a fraction, which shall be the number of complete months from the beginning of the performance period to which the Performance Measures relate to the date of Separation from Service, divided by the number of months from the beginning of the performance period to which the Performance Measures relate to the Vesting Date.

(c)(c)    Separation from Service due to Disability. If the Grantee incurs a Separation from Service due to Disability, then, provided that the Company has satisfied the Performance Measures as of the Vesting Date, a pro-rata portion of the PRSUs referred to in Section 4(a) above shall become vested and the pro-rata number of such Shares shall be issued to the Grantee on the Settlement Date. The number of Shares that vest shall be determined by multiplying the full number of Shares subject to the PRSUs by a fraction, which shall be the number of complete months from the beginning of the performance period to which the Performance Measures relate to the date of Separation from Service divided by the number of months from the beginning of the performance period to which the Performance Measures relate to the Vesting Date.

(d)Death. If the Grantee dies before otherwise incurring a Separation from Service, then, provided that the Company has satisfied the Performance Measures as of the Vesting Date, a pro-rata portion of the PRSUs referred to in Section 4(a) above shall become vested and the pro-rata number of such Shares shall be issued to the Grantee on the Settlement Date. The number of Shares that vest shall be determined by multiplying the full number of Shares subject to the PRSUs by a fraction, which shall be the number of complete months from the beginning of the performance period to which the Performance Measures relate to the date of death, divided by the number of months from the beginning of the performance period to which the Performance Measures relate to the Vesting Date.

(e)Separations from Service Causing Forfeiture. All PRSUs are forfeited if the Grantee incurs a Separation from Service from the Company (and/or, if applicable, from any Subsidiary by whom the Grantee is employed) under any of the following conditions: (i) an involuntary Separation from Service by the Company or any of its Subsidiaries for Cause prior to the Settlement Date; (ii) an involuntary Separation from Service by the Company or any of its Subsidiaries other than for Cause prior to January 1 of the year following the Grant Date; (iii) a voluntary Separation from Service due to Retirement prior to January 1 of the year following the Grant Date; or (iv) a voluntary Separation from Service (excluding Retirement or Disability) at any time during the performance period to which the Performance Measures relate.

(f)Six-Month Wait under Code Section 409A. To the extent that a PRSU payment is a non-exempt amount payable under a “nonqualified deferred compensation plan” (as defined in Code Section 409A) upon a Separation from Service (other than death), if the Grantee is a “specified employee” (as that term is defined in Code Section 409A and pursuant to procedures established by the Company) on the Grantee's Separation from Service, then any Shares (or cash in lieu thereof if the PRSUs are to be settled in cash) payable pursuant to the PRSU on account of the Separation from Service (other than death) will not be paid to the Grantee during the six-month period immediately following such Separation from Service. Instead, any Shares (or cash in lieu thereof if the PRSUs are to be settled in cash) that would have been payable to the Grantee on account of the Grantee's Separation from Service shall be paid on the first day of the seventh month following the Grantee's Separation from Service but not earlier than the Settlement Date.

(g)(g)    Change in Control. Notwithstanding any other provision of this Agreement, in the event of a Change in Control, the vesting and payment of PRSUs shall be governed by the provisions of the Plan regarding a Change in Control, which are incorporated herein by reference.

(h)Paid or Unpaid Leave of Absence or Change in Subsidiary Status for Subsidiary Employing Grantee. For purposes of determining the vesting of PRSUs under this Agreement, a paid or unpaid leave of absence of the Grantee shall not constitute a Separation from Service of the Grantee, except to the extent that such leave of absence constitutes a “separation from service” (as defined in Code Section 409A). During a paid or unpaid leave of absence, until a “separation from service” occurs, the PRSUs shall continue to vest as set forth in this Agreement and the grant notification referred to in Section 4(a) of this Agreement. For purposes of determining the vesting of PRSUs under this Agreement, the Grantee's employment by a Subsidiary shall be considered a Separation from Service on the date on which such Subsidiary ceases to be a Subsidiary, provided that, in such event, any issuance of Shares to the Grantee pursuant to this Section 5 shall be made on the Settlement Date.

3.Non-Competition/Non-Solicitation/Non-Disclosure
The Grantee agrees that, during the Grantee's employment, beginning on the Grant Date, and continuing for a period of one year after the Grantee's Separation from Service with the Company (and, if applicable, a Subsidiary) for any reason whatsoever (including Retirement or Disability), he or she shall not, without the prior written consent of the Committee, engage in either of the following activities:
(a)the Grantee shall not directly or indirectly engage or otherwise participate in any business which is competitive with any significant business of the Company or any Subsidiary, including without limitation, the Grantee's acceptance of employment with, entrance into a consulting or advisory arrangement with, rendering services to or otherwise facilitating the business of Amway Corp./Alticor Inc., Beiersdorf (Nivea), De Millus S.A., Ebel Int'l/Belcorp Corp., Faberlic, Forever Living Products LLC USA, Gryphon Development/Limited Brands Inc., Herbalife Ltd., Hermès, Lady Racine/LR Health & Beauty Systems GmbH, L'Oréal Group/Cosmair Inc., Mary Kay Inc., Mistine/Better Way (Thailand) Co. Ltd., Natura Cosmetics S.A., Neways Int'l, NuSkin Enterprises Inc., O Boticário, Oriflame Cosmetics S.A., Reckitt Benckiser PLC, Revlon Inc., Sara Lee Corporation, Shaklee Corp., The Body Shop Int'l PLC, The Estée Lauder Companies Inc., The Procter & Gamble Company, Tupperware Corp., Unilever Group (N.V. and PLC), Virgin Vie, Virgin Ware, Vorwerk & Co. KG/Jafra Worldwide Holdings (Lux) S.à.R.L. Inc., Yanbal Int'l (Yanbal, Unique), or any of their affiliates; and

(b)the Grantee shall not solicit or aid in the solicitation of any employees of the Company or any Subsidiary to leave their employment.

In addition, the Grantee shall not, unless compelled pursuant to an order of a court or other body having jurisdiction over such matter, communicate or divulge any secret or confidential information, knowledge or data, including without limitation any trade secrets, relating to the Company or a Subsidiary, and their respective businesses, obtained by the Grantee during his or her employment by the Company or a Subsidiary and which is not otherwise publicly known (other than by reason of an unauthorized act by the Grantee), to anyone other than the Company and those designated by it.

In the event the Company determines that the Grantee has breached any term of this Section 6 or any non-disclosure, non-compete or non-solicitation covenant set forth in his or her severance agreement, employment contract or any Company policy, in addition to any other remedies the Company may have available to it, unless otherwise determined by the Committee: (i) all unvested PRSUs granted hereunder shall be forfeited; (ii) all vested but not yet settled PRSUs hereunder shall be forfeited; (iii) if Shares have been issued to the Grantee in respect of vested PRSUs hereunder, then the Grantee shall forfeit all such Shares so issued to the Grantee hereunder; and (iv) if cash has been paid to the Grantee in lieu of Shares in respect of vested PRSUs hereunder, the Grantee shall pay to the Company all such cash so paid in lieu of Shares to the Grantee hereunder; provided, however, that if the Grantee no longer holds Shares issued to the Grantee hereunder, the Grantee shall pay to the Company in cash the Fair Market Value of any such Shares on the date such Shares were issued to the Grantee hereunder.
7.Compensation Recoupment Policy. For those Grantees who are subject to the Company's Compensation Recoupment Policy, the PRSUs and the Shares issued (or the cash payment if the Company elected, instead of Shares, to make a cash payment equal to the Fair Market of the Shares determined as of the Settlement Date) to the Grantee in respect of vested PRSUs hereunder are subject to the Company's Compensation Recoupment Policy, as it is amended from time to time.

8.Service Acknowledgements
The Grantee acknowledges and agrees as follows:
a.The execution and delivery of this Agreement and the granting of the PRSUs hereunder shall not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or any of its Subsidiaries to employ the Grantee for any specific period.

b.The award of the PRSUs hereunder does not entitle the Grantee to any benefit other than that specifically granted under this Agreement and under the Plan, nor to any future grants or other benefits under the Plan or any similar plan. Any benefits granted under this Agreement and under the Plan are not part of the Grantee's ordinary or expected compensation, and shall not be considered as part of such compensation in the event of severance, redundancy or resignation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension, welfare or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any of its Subsidiaries. The Grantee understands and accepts that the benefits granted under the Plan are entirely at the grace and discretion of the Company and that the Company retains the right to amend or terminate the Plan, and/or the Grantee's participation therein, at any time, at the Company's sole discretion and without notice.

(c)    Nothing in this Agreement shall confer upon the Grantee any right to continue in the service of the Company or a Subsidiary or interfere in any way with any right of the

Company or a Subsidiary to terminate the employment of the Grantee at any time, subject to applicable law.
(d)    The Grantee is voluntarily participating in the Plan.
(e)    The grant of PRSUs will not be interpreted to form an employment contract with the Company or any of its Subsidiaries.
(f)    Neither the Company nor any Subsidiary is providing any tax, legal or financial advice or making any recommendations regarding the Grantee's participation in the Plan or the Grantee's acquisition or sale of the Shares.
(h)    In consideration of the grant of the PRSUs, no claim or entitlement to compensation or damages arises from termination of the PRSUs or diminution in value of the PRSUs or Shares acquired upon settlement of the PRSUs and the Grantee irrevocably releases the Company and its Subsidiaries from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by accepting the PRSUs, the Grantee shall be deemed irrevocably to have waived the Grantee's entitlement to pursue such a claim.
9.Application of Laws. The granting of these PRSUs and the delivery of Shares hereunder shall be subject to all applicable laws, rules and regulations.

10.    Taxes. By accepting this grant, the Grantee hereby irrevocably elects to satisfy any taxes and social contribution withholding required to be withheld by the Company or any of its Subsidiaries on the date of grant or vesting of the PRSUs or delivery of any Shares hereunder or on any earlier date on which such taxes or social insurance contribution withholding may be due (“Tax Liability”) by authorizing the Company and any of its Subsidiaries to withhold a sufficient number of Shares or cash in lieu thereof from the PRSUs or the Grantee's wages or other compensation to fully satisfy the Tax Liability. Furthermore, the Grantee agrees to pay the Company or any of its Subsidiaries any amount of the Tax Liability that cannot be satisfied through one of the foregoing methods.
Notwithstanding the preceding sentence, if, on the applicable Settlement Date or on any earlier date on which such Tax Liability may be due, the delivery of Shares is not made because of Code Section 409A requirements or because the Grantee elects pursuant to the Company's Deferred Compensation Plan to defer the delivery of any Shares payable hereunder or for some other reason, the Grantee hereby irrevocably elects to satisfy the Tax Liability due on the applicable Settlement Date or on any earlier date on which such taxes may be due with respect to such Shares for which delivery is being deferred by delivering cash to the Company in an amount sufficient to fully satisfy the Tax Liability.
The Grantee acknowledges and agrees that the ultimate responsibility for the Tax Liability is and remains with the Grantee. The Grantee further acknowledges that: (a) the Company and its Subsidiaries make no representations or undertakings regarding the Tax

Liability or the receipt of any dividends; (b) the Company and its Subsidiaries do not commit to structure the terms of the grant or any other aspect of the PRSUs to reduce or eliminate the Tax Liability; and (c) the Grantee should consult a tax adviser regarding the Tax Liability.
10.Code Section 162(m) and 409A. To the extent that the PRSUs are intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m) or to the extent the PRSUs are subject to Code Section 409A, any provision, application or interpretation of this PRSU that is inconsistent with such Code Sections shall be disregarded with respect to such PRSU, as applicable. In no event shall the Company, any of its affiliates, any of its agents, or any member of the Board have any liability for any taxes imposed in connection with a failure of the Plan to comply with Code Section 409A.

11.Acknowledgement. The Company and its Subsidiaries and the Grantee agree that the PRSUs are granted under and governed by the Grantee's grant notification, this Agreement and by the provisions of the Plan (incorporated herein by reference). The Grantee: (a) acknowledges that the Grantee has carefully read and is familiar with each of the provisions of the foregoing documents; and (b) hereby accepts the PRSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Grantee's grant notification.

12.Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and its Subsidiaries and the Grantee with all applicable laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company's Shares may be listed or quoted at the time of such issuance or transfer.

13.Electronic Delivery. The Company or any of its Subsidiaries may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

[Signatures on Next Page]

IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Grantee have executed this Agreement as of the Grant Date.
When the Grantee accepts the Grant, the Grantee and the Company and its Subsidiaries are agreeing that the PRSUs are granted under and governed by the terms and conditions of the Plan, the Grantee's grant notification and this Agreement. The Grantee has reviewed the Plan, the Grantee's grant notification and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Agreement, and fully understands all provisions of the Plan, the Grantee's grant notification and this Agreement. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Grantee's grant notification and this Agreement. The Grantee further agrees to notify the Company upon any change in Grantee's residence address.

AVON PRODUCTS, INC.	GRANTEE
_____________________________________	_____________________________________
Andrea Jung Chief Executive Officer	Name:

8